EXHIBIT 10.1

ENTEGRIS, INC.

AMENDED AND RESTATED

ENTEGRIS INCENTIVE PLAN

Article 1. Purpose

The purpose of the Entegris Incentive Plan (“EIP”) is to motivate, incent and retain key senior managers and employees of Entegris, Inc. (the “Company”). It is designed to link the variable cash compensation of employees primarily to the financial performance of the Company but also, in the case of senior managers, to individual achievement.

Article 2. Administration

The EIP shall be administered by the Management Development and Compensation Committee (the “Committee”) of the Board of Directors. The Committee shall have the authority to adopt, amend and rescind rules and regulations for the administration of the EIP and for its own acts and proceedings and to decide all questions and settle all controversies and disputes which may arise in connection with the EIP. Without limiting the foregoing, the Committee in its sole discretion may increase, decrease or eliminate any award payment hereunder. All decisions, determinations and interpretations of the Committee shall be final and binding upon all parties concerned.

The Committee shall approve all awards under the EIP. In the case of the CEO, and senior executives reporting directly to the CEO, each award shall be approved individually. In all other cases, the Committee may approve awards individually or in the aggregate, at its discretion.

Article 3. Participants

Management shall, from time to time, propose to the Committee the employees to be eligible (the “Participants”) or no longer eligible for awards under the EIP. The Committee may approve (or disapprove) those employees individually or by guideline.

Current classes of Participants are listed in Appendix A.

Article 4. Awards

4.1. Management shall propose to the Committee one or more formulae by which to calculate the awards to be made to Participants. Typically these formulae will be designed to provide for awards which will be based in part on overall corporate financial performance, business unit, function or geographic performance (where applicable) and individual performance. The Committee, however, shall be free to fashion awards under this EIP which, in its opinion, best achieve its purpose. The Committee shall have authority, consistent with the EIP, to establish the periods during which awards may be earned, to determine the size and terms of the awards to be made to each Participant, to determine the time when awards will be made, and to prescribe the form of payment for awards.

4.2. This Section 4.2 applies to any performance award under the EIP (“Performance Award”) intended to qualify as performance-based for the purposes of Section 162(m) of the Internal Revenue Code (“Section 162(m)”). In the case of any Performance Award to which this Section 4.2 applies, the EIP and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Committee will pre-establish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the

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performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant or payment of the Performance Award, as the case may be, the Committee will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which this Section 4.2 applies may be granted after the first meeting of the stockholders of the Company held in 2013 until the listed performance measures set forth in the definition of “Performance Criteria” (as such definition may be amended from time to time) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m), unless such grant is made contingent upon such approval. For purposes of this Section 4.2, the term “Performance Criteria” means specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the pay-out of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof):

Net income or improvement in net income;

Adjusted net income or improvement in adjusted net income;

Earnings per share or improvement in earnings per share;

Net sales growth or improvement in net sales growth;

Cash flow or a simplified cash flow metric;

Gross margin;

Earnings before interest and taxes,

EBITDA;

Stock price;

Return on assets or net assets;

Operating income or improvement in operating income;

Return on capital employed;

Return on assets or net assets;

Return on invested capital;

Return on equity and return on adjusted equity;

Reductions in certain asset or cost categories; and

Comparisons with other peer companies or industry groups, indices or classifications with regard to one or more of the foregoing criteria.

Depending on overall industry conditions and the particular context of the Company’s business, a Performance Criterion and any targets with respect thereto determined by the Committee may, but need not, be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Committee may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

4.3. No more than $1,000,000 may be paid to any individual in any fiscal year of the Company under the EIP.

4.4. The specific award metrics and award formulae for each year shall be attached as Appendix B to the EIP.

General Terms and Conditions

No Employment Contract. The EIP does not, directly or indirectly, create in any employee or class of employees any right with respect to continuation of employment by the company, and it shall not be deemed to interfere in any way with the company’s right to terminate, or otherwise modify, an employee’s employment at any time. No employee shall have a right to be selected as a Participant for any year nor, having been selected a Participant in the EIP for one year, to be a Participant in any other year. Neither the EIP nor any award thereunder shall be an element of damages in any claim based upon discharge in violation of a contract unless the contract in question shall be in writing and shall make specific reference to variable compensation awards; nor shall this EIP or any rights thereto be regarded as an element of damages for wrongful discharge in any other context except to the extent that rights shall have accrued hereunder as of the date of discharge.

Successors, etc. The provisions of the EIP and the grant of any incentive payment shall inure to the benefit of all successors of each Participant, including without limitation such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

Amendments. The EIP may be amended or terminated at any time by the Board of Directors of the Corporation, and shall continue in effect until so terminated; provided however that no amendment or termination of the EIP shall adversely affect any right of any Participant with respect to any incentive payment previously made without such Participant’s written consent.

Effective Date. This Amended and Restated EIP shall be effective as of January 1, 2008.

Governing Law. This EIP and all determinations made and actions taken hereunder shall be construed in accordance with the laws of the State of Delaware.

Appendix A

EIP Participants

1. All employees of Entegris, Inc. and its wholly owned U.S. subsidiaries.

2. Selected senior employees of wholly owned direct and indirect foreign subsidiaries of Entegris, Inc.

3